UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2017

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01, “Other Events”

On June 1, 2017, Moody’s Corporation (the “Company”) entered into a purchase agreement by and among the Company and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several initial purchasers named therein (the “Purchase Agreement”), with respect to the issuance and sale of $500 million aggregate principal amount of the Company’s 2.625% Senior Notes due 2023 and $500 million aggregate principal amount of the Company’s 3.250% Senior Notes due 2028 (collectively, the “notes”). The notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The notes are being offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. A confidential offering memorandum for the offering of the notes, dated June 1, 2017, will be made available to such eligible persons.

On June 1, 2017, the Company issued a press release announcing the launch of the notes offering. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Additionally, on June 1, 2017, the Company issued a press release announcing that it priced the offering of the notes. A copy of the press release is attached as Exhibit 99.2 hereto and incorporated herein by reference.

Item 9.01, “Financial Statements and Exhibits”

(d)	Exhibits

99.1	Press release of Moody’s Corporation dated June 1, 2017.

99.2	Press release of Moody’s Corporation dated June 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: June 1, 2017

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release of Moody’s Corporation dated June 1, 2017.

99.2	Press release of Moody’s Corporation dated June 1, 2017.